                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                    FORM 8-K/A-1

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):             AUGUST 20, 1996


                               DBT ONLINE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


       PENNSYLVANIA                  0-9111                      85-0439411
     (STATE OR OTHER             (COMMISSION FILE              (I.R.S. EMPLOYER
     JURISDICTION OF                 NUMBER)                 IDENTIFICATION NO.)
      INCORPORATION)



        5550 W. FLAMINGO ROAD, SUITE B-5
              LAS VEGAS, NEVADA                                      89103
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                        (ZIP CODE)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:       (702) 257-1112

                               (NOT APPLICABLE)
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial Statements of Patlex Corporation and Database Technologies, Inc.

                 (1)      Financial Statements of Patlex Corporation.


                          (A)     Report of Independent Auditors.



                          (B) Balance Sheets of Patlex as of June 30, 1996 and June 30, 1995.



                          (C) Statements of Earnings of Patlex for the years ended June 30, 1996 and June 30, 1995.



                          (D) Statements of Stockholders' Equity for the years ended June 30, 1996 and June 30, 1995.



                          (E) Statements of Cash Flows for the years ended June 30, 1996 and June 30, 1995.



                          (F)     Notes to Financial Statements.


                 (2)      Financial Statements of Database Technologies, Inc.


                          (A)     Independent Auditors' Reports.



                          (B) Balance Sheets of DBT as of June 30, 1996, December 31, 1995 and December 31, 1994.



                          (C) Statements of Income for the six months ended June 30, 1996 and 1995 and the years ended December 31, 1995 and December 31, 1994.



                          (D) Statements of Changes in Stockholders' Equity for the six months ended June 30, 1996 and the years ended December 31, 1995 and December 31, 1994.



                          (E) Statements of Cash Flows for the six months ended June 30, 1996 and 1995 and the years ended December 31, 1995 and December 31, 1994.



                          (F)     Notes to Financial Statements.


         (b)     Pro Forma Financial Information (Unaudited).


                 (1) Unaudited Pro Forma Condensed Balance Sheet as of June 30, 1996.



                 (2) Unaudited Pro Forma Condensed Statements of Income for the six months ended June 30, 1996.



                 (3) Unaudited Pro Forma Condensed Statements of Income for the year ended December 31, 1995.

         (c)     Exhibits.

                  2.1+ Agreement of Merger, dated as of February 7, 1996, as amended and restated on June 28, 1996, by and among Patlex Holdings, Inc., Patlex Corporation, DBT Acquisition Corp. and Database Technologies, Inc.

                  27.1++  Financial Data Schedule
______________________________


+ Incorporated herein by reference to Exhibit 2.1 in the Registration Statement on Form S-4 of DBT Online, Inc. (File No. 333-2000) filed with the Securities and Exchange Commission on March 5, 1996.

++ Incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended June 30, 1996.

                                   SIGNATURE


                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       DBT ONLINE, INC.


                                       By:  /s/ Hank E. Asher
                                          --------------------------------
                                          Hank E. Asher
                                          President and Chief Executive Officer




Dated:  November 4, 1996

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Patlex Corporation

We have audited the accompanying balance sheets of Patlex Corporation (Patlex) as of June 30, 1996 and 1995, and the related statements of earnings, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of Patlex's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Patlex at June 30, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                              ERNST & YOUNG LLP


Chicago, Illinois
August 9, 1996

                               PATLEX CORPORATION

                                 BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)


                                                                                     JUNE 30
                                                                             1996              1995
                                                                       ------------------------------------
ASSETS

Current assets:
   Cash and cash equivalents                                                 $  7,648         $  3,703
   Accounts and notes receivable, net of allowance for doubtful
     accounts of $200                                                           1,240              916
   Prepaid expenses                                                                79               25
                                                                       ------------------------------------
Total current assets                                                            8,967            4,644

Property and equipment, net                                                        29              391
Investment in patents, less accumulated amortization                           13,994           15,771
                                                                      -------------------------------------
Total assets                                                                  $22,990          $20,806
                                                                       ====================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable and other current liabilities                           $     714        $     369
   Current portion of long-term debt                                                -            1,044
   Due to other laser patents interest holders                                  1,798            1,612
   Income taxes payable                                                         1,425              237
                                                                       ------------------------------------
Total current liabilities                                                       3,937            3,262

Note payable to bank                                                                -              243
Deferred income taxes                                                           3,728            4,172
                                                                       ------------------------------------
Total liabilities                                                               7,665            7,677

Stockholders' equity:
   Preferred stock, $.10 par value.  Authorized 1,000,000 shares; no
     shares issued or outstanding                                                   -                -
   Common stock, $.10 par value.  Authorized 10,000,000 shares; issued and outstanding 2,565,736 shares and 1,000 shares at June 30,
     1996 and 1995, respectively                                                  256                -
   Capital in excess of par value                                              12,873           13,129
   Retained earnings                                                            2,196                -
                                                                       ------------------------------------
Total stockholders' equity                                                     15,325           13,129
                                                                       ------------------------------------
Total liabilities and stockholders' equity                                    $22,990          $20,806
                                                                       ====================================


See accompanying notes.

                               PATLEX CORPORATION

                             STATEMENTS OF EARNINGS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                               YEAR ENDED JUNE 30
                                                                             1996              1995
                                                                       ------------------------------------

REVENUE
Laser patents royalties                                                       $7,978           $6,253

COSTS AND EXPENSES
General and administrative                                                     1,517            1,053
Amortization of patents                                                        1,777            1,943
Depreciation                                                                      23               21
Merger and spin-off costs                                                        618              200
                                                                       ------------------------------------
Total costs and expenses                                                       3,935            3,217
                                                                       ------------------------------------
Operating income                                                               4,043            3,036

OTHER INCOME (DEDUCTIONS)
Interest income                                                                  284              184
Interest expense                                                                 (92)            (182)
Other, net                                                                        62               92
                                                                       ------------------------------------
Total other income (deductions), net                                             254               94
                                                                       ------------------------------------
Earnings before income taxes                                                   4,297            3,130
Provision for income taxes                                                    (2,101)          (1,430)
                                                                       ------------------------------------
Net earnings                                                                  $2,196           $1,700
                                                                       ====================================

Net earnings per common share                                                 $  .98           $  .67
                                                                       ====================================

Weighted-average number of common shares and common share
   equivalents outstanding (In Thousands)                                      2,235            2,524
                                                                       ====================================

See accompanying notes.
                                      F-3

                               PATLEX CORPORATION

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                       YEARS ENDED JUNE 30, 1996 AND 1995
                             (DOLLARS IN THOUSANDS)



                                                                  CAPITAL IN
                                            COMMON STOCK          EXCESS OF      RETAINED
                                    -----------------------------
                                        SHARES        AMOUNT      PAR VALUE      EARNINGS       TOTAL
                                    -----------------------------------------------------------------------

Balance, June 30, 1994                      1,000   $     -         $13,929    $        -       $13,929
Net earnings                                    -         -               -         1,700         1,700
Dividends paid, per common share
   $.99                                         -         -            (800)       (1,700)       (2,500)
                                    -----------------------------------------------------------------------
Balance, June 30, 1995                      1,000   $     -          13,129             -        13,129
Common stock distributed in
   connection with spin-off             2,523,388       252            (252)            -             -
Exercise of stock options                  41,348         4              (4)            -             -
Net earnings                                    -         -               -         2,196         2,196
                                    =======================================================================
Balance, June 30, 1996                  2,565,736      $256         $12,873        $2,196       $15,325
                                    =======================================================================


See accompanying notes.

                               PATLEX CORPORATION

                            STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)



                                                                               YEAR ENDED JUNE 30
                                                                             1996              1995
                                                                       ------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings from operations                                                  $2,196           $1,700
Adjustments to reconcile net earnings to net cash provided by operations:
     Depreciation                                                                 23               21
     Amortization                                                              1,777            1,943
     Note discount                                                                14               31
     Gain on sale of assets                                                      (50)             (75)
     Decrease (increase) in receivables, net of increase (decrease)
       in due to other laser patents interest holders
                                                                                (138)           1,823
   Decrease (increase) in prepaid expenses                                       (54)              39
   Increase (decrease) in income taxes payable                                 1,188              237
   Increase (decrease) in all other current liabilities                          345              240
   (Decrease) increase in deferred income taxes                                 (444)            (484)
                                                                       ------------------------------------
Net cash provided by operating activities                                      4,857            5,475

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment                                            (11)             (15)
Proceeds from sale of assets                                                     400              100
                                                                       ------------------------------------
Net cash provided by investing activities                                        389               85

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of debt                                                             (1,301)          (1,057)
Dividends paid to parent corporation                                               -           (2,500)
                                                                       ------------------------------------
Net cash used in financing activities                                         (1,301)          (3,557)
                                                                       ------------------------------------
Net increase in cash                                                           3,945            2,003
Cash, beginning of period                                                      3,703            1,700
                                                                       ------------------------------------

Cash, end of period                                                           $7,648           $3,703
                                                                       ====================================

Supplemental cash flow information:
   Interest paid                                                            $     98          $   169
                                                                       ====================================
   Income taxes paid                                                          $1,363           $1,639
                                                                       ====================================


See accompanying notes.

                               Patlex Corporation



                          Notes to Financial Statements




1.  NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



BASIS OF PRESENTATION



On September 27, 1995, AutoFinance Group, Inc., a California corporation (AFG), as the then sole shareholder of the Company, effected the distribution of 95.01% of the outstanding shares of the Company's common stock to the holders of shares of common stock of AFG. On September 27, 1995, AFG merged with and into Key Auto Inc. (Key Auto), an Ohio corporation and a wholly owned subsidiary of KeyCorp Key Auto, as the successor to AFG, and retained the 4.99% of the outstanding shares of the Company's common stock which was not distributed in the distribution. As a consequence of the distribution, the Company is an independent, public company. The consummation of the distribution was a condition to the merger because KeyCorp is not permitted under federal banking law to acquire the assets and business of Patlex. Accounting for the distribution of the assets and liabilities was based on the recorded amounts which approximated net realizable value.



On December 11, 1992, Patlex Corporation (Patlex) merged with and became a subsidiary of AutoFinance Group, Inc. (AFG). The merger was consummated by exchanging each of the 5,180,863 common shares outstanding of Patlex at the time of the merger for 1.4 shares of common stock of AFG. The fair values of the assets acquired and liabilities assumed were fully allocated to Patlex.



ORGANIZATION



Patlex is engaged in enforcing and exploiting a group of laser related patents (the Laser Patents), through litigation and a licensing program (the Patent Business). The Patent Business includes the identification of infringers and laser patent applications which infringe the Laser Patents and the execution of licensing agreements through normal commercial negotiations or pursuant to settlements of litigation brought against infringers of the patents. Patlex was incorporated under the laws of the Commonwealth of Pennsylvania and has engaged in the Patent Business since 1979.



Patlex conducts its patent enforcement and exploitation business in Las Vegas, Nevada, with separate executive, legal, treasury, and accounting functions. Management of Patlex believes that Patlex's general and administrative costs for the periods prior to the distribution are those Patlex would incur as a separate company.

                               Patlex Corporation

1. NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)



Patlex owns a 64% income interest and a 42.86% ownership interest in several patents, the most significant of which derive from patent applications originally filed by Dr. Gordon Gould in 1959. NGN Acquisition Corporation (NGN), a corporation owned by Dr. Gould and his family, holds the remaining 57.14% ownership interest in the Laser Patents. Other income interests in the Laser Patents are held by NGN (20%) and Refac Financial Corporation (REFAC) (16%). In addition to NGN's 20% income interest, Patlex is contractually obligated to pay NGN an additional 1.5% of the first $198,800,000 of net royalty income. As of June 30, 1996, total royalties collected under the Laser Patents were approximately $103,670,000, approximately $99,246,000 of which constituted net royalty income from which other income interests payments were calculated.



Patlex has the right to receive out of the laser patent royalty revenues an amount equal to expenses incurred and paid by Patlex which are directly related to enforcing and litigating the Laser Patents. Such expenses are deducted from the total laser patent royalty revenues; the resultant royalty amount constitutes net laser patent royalties. Royalty payments payable to the Laser Patent interest holders are computed on the basis of net royalties.



USE OF ESTIMATES



The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.



CASH AND CASH EQUIVALENTS



For purposes of the Statement of Cash Flows, cash and cash equivalents include highly liquid investments purchased with the original maturity of three months or less.



PROVISION FOR INCOME TAXES



Patlex adopted Statement of Financial Accounting Standards No. 109 (SFAS 109), "Accounting for Income Taxes," during the year ended June 30, 1993. SFAS 109 requires a change from the deferred method of accounting for income taxes to the liability method.

                               Patlex Corporation

1. NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)



Under SFAS 109, deferred tax liabilities and assets are determined based on differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. As permitted under SFAS 109, prior years' financial statements have not been restated. Because there was no significant statement of earnings effect as a result of the adoption of SFAS 109, Patlex did not recognize a cumulative effect change in accounting principle.



PROPERTY AND EQUIPMENT



Property and equipment are recorded at cost. Betterments and major renewals are capitalized and included in property and equipment accounts while expenditures for maintenance and repairs and minor renewals are charged to expense. When assets are retired or otherwise disposed of, the assets and related allowances for depreciation are eliminated from the accounts, and any resulting gain or loss is reflected in income.



Depreciation charges for financial reporting purposes are determined on the straight-line basis. Accelerated depreciation is generally used for income tax purposes.



REVENUE RECOGNITION



The basis of reporting royalty revenues is derived from Patent License Agreements between Patlex and approximately 230 licensees. The licensees are obligated to file periodic activity reports which reflect gross royalties due Patlex. Included in the gross royalties reported by the licensees are amounts due to others as explained in "Organization" herein above. Patlex reports as royalty revenue only its share of the gross royalties reported by the licensees.



NET EARNINGS PER SHARE



Net earnings per common share for the year ended June 30, 1996, presented was computed by dividing net income for the period by the weighted-average number of common shares outstanding during the period plus common stock equivalent shares issuable upon exercise of stock options using the treasury stock method. Pro forma net earnings and dividends per share for the prior period presented are computed by giving effect to the number of shares of Patlex's common stock which would have been outstanding had the distribution occurred one year earlier with no change in the number of shares outstanding occurring since that date.

                               Patlex Corporation

1. NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)



STOCK OPTIONS



In October 1995, the Financial Accounting Standards Board issued Statement No. 123, "Accounting for Stock-Based Compensation," which is effective for financial statements of Patlex beginning with fiscal years ending after December 15, 1995. The Statement allows Patlex to charge to expense the fair value of employee stock options or to continue the current practice of recognizing no compensation expense because the amount an employee must pay to acquire the Patlex's stock (the option exercise price) is equal to the stock's market value at the grant date. Patlex has elected to not charge to expense the fair value of employee stock options and has disclosed the pro forma effect on operations had the fair value of the options been charged to expense (see Note 7).



INVESTMENT IN PATENTS



Investment in Patents is recorded at the excess of the cost basis from the merger with AFG over the fair values of net assets acquired by AFG at the time of the merger. Investment in Patents costs are amortized on the straight-line method over the remaining lives of the patents at the date of the merger (see
Note 4).



In accordance with FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," Patlex records impairment losses on long-lived assets used in its operation when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. No events or circumstances indicate that the Investment in Patents might be impaired.

                               Patlex Corporation

2.  ACCOUNTS AND NOTES RECEIVABLE



Accounts and notes receivable at June 30, 1996 and 1995, consist of the following (in thousands):



                                                                   JUNE 30
                                                            1996             1995
                                                     ------------------------------------

Amounts due on royalties earned                             $1,284            $1,008
Other receivables                                                1                82
Notes receivable from employees                                155                26
                                                     ------------------------------------
Accounts and notes receivable                                1,440             1,116
Less:  Allowance for doubtful accounts                        (200)             (200)

Accounts and notes receivable, net of allowance
                                                            $1,240           $   916
                                                     ====================================




Patlex has agreed to pay other Laser Patents interest holders their respective portion of all royalties on the Laser Patents collected by Patlex. Accordingly, Patlex has accrued liabilities due to other Laser Patents interest holders for their share of the accounts and notes receivable listed above relating to Laser Patents royalties.



3.  PROPERTY AND EQUIPMENT



Asset costs, accumulated depreciation, and estimated useful lives at June 30, 1996 and 1995, are as follows (in thousands, except for years):



                                    ESTIMATED USEFUL
                                          LIFE                     JUNE 30
                                         (YEARS)            1996             1995
                                    -----------------------------------------------------

Land                                                       $   -              $207
Office building                            31                  -               193
Furniture and equipment                    5-7                42                45
                                                     ------------------------------------
Total property and equipment, at
   cost                                                       42               445
Accumulated depreciation                                     (13)              (54)
                                                     ------------------------------------
Property and equipment, net of
   accumulated deprecation                                   $29              $391
                                                     ====================================

                               PATLEX CORPORATION



                   Notes to Financial Statements (continued)




3.  PROPERTY AND EQUIPMENT (CONTINUED)



Depreciation expense was $23,000 and $21,000 for the years ended June 30, 1996 and 1995, respectively.



Patlex leases office facilities under noncancelable operating leases. Aggregate minimum lease commitments as of June 30, 1996, under long-term leases were as follows:


               1997                         $  49,050
               1998                            52,800
               1999                            52,800
               2000                            52,800
               2001                            52,800
                                         ------------------
Total minimum payments                       $260,250
                                         ==================


4.  INVESTMENT IN PATENTS



Investment in patents at June 30, 1996 and 1995, consists of the following (in thousands):



                                                                   JUNE 30
                                                            1996             1995
                                                     ------------------------------------
Excess of cost over fair value of net assets
 acquired resulting from merger with
   AFG in 1992                                              $20,427           $20,427
Less:  Accumulated amortization                              (6,433)           (4,656)
                                                     ------------------------------------
                                                            $13,994           $15,771
                                                     ====================================




Patlex owns a 64% income interest in laser patent revenue relating to certain patents issued to Dr. Gordon Gould relating to laser technology.



The Laser Patents and their expiration dates are as follows:



U.S. PATENT                                               EXPIRATION
 NUMBER                   DESCRIPTION OF PATENT              DATE
-------------------------------------------------------------------------------

4,161,436           Use Patent                          July 1996
4,704,583           Gas Discharge Laser Patent          November 2004
4,746,201           Brewster Angle Window Patent        May 2005

                               Patlex Corporation



                    Notes to Financial Statements (continued)



4.  INVESTMENT IN PATENTS (CONTINUED)



The Optically Pumped Laser Patent (U.S. Patent No. 4,053,845) expired in October 1994. Prior to its expiration, the Optically Pumped Laser Patent accounted for approximately 28% of the laser patent royalty revenues, the Gas Discharge Laser patent accounted for approximately 62% of the laser patent royalty revenues, the Use Patent accounted for approximately 10% of the laser patent royalty revenues and the Brewster Angle Window Patent accounted for less than 0.25% of laser patent royalty revenues. Patlex anticipates that the decrease in royalty revenues as a result of the expiration of the Optically Pumped Laser Patent may be offset to some extent by increased royalty revenues from the Use and/or Brewster Angle Window Patents. Patlex's management has determined through its review of royalty reports filed by its licensees and discussions with representatives of, and counsel to such licensees, that certain of its licensees are paying royalties under the Use Patent and/or the Brewster Angle Window Patent with respect to laser products for which they had previously been paying royalties under the Optically Pumped Laser Patent.



5.  LONG-TERM DEBT



Long-term debt at June 30, 1995 consists of the following (in thousands):


          Mortgage payable to bank, interest at New York
              prime plus 1% (9.0% at June 30, 1996 and
              June 30, 1995), adjusted daily, payable in
              monthly installments of $4,151 secured by
              land and building                                  $   270
          Notes payable to individuals in the face amount
              of $1,031,000, less unamortized discount of
              $14,000 at June 30, 1995, with interest
              paid semiannually on the unpaid principal
              balance at the rate of 7% per annum (an
              affective rate of 10% after discount)
                                                                   1,017
                                                                 -------
                                                                   1,287
          Less:  Current maturities                               (1,044)
                                                                 =======
                                                                 $   243
                                                                 =======



The aggregate maturities of long-term debt for the five years from June 30, 1995 are as follows (in thousands):


                   1996                                    $1,058
                   1997                                        29
                   1998                                        32
                   1999                                        35
                   2000                                        38

                               Patlex Corporation

6.  FAIR VALUE OF FINANCIAL INSTRUMENTS



SFAS No. 107, "Disclosure About Fair Value of Financial Instruments," requires disclosure of information about the fair value of financial instruments for which it is practicable to estimate a value, whether or not such value is recognized in the balance sheet.



The carrying value and the estimated fair value of financial instruments are as follows:



                                              JUNE 30, 1996
                                    ------------------------------------
                                          BOOK              FAIR
                                          VALUE            VALUE
                                    ------------------------------------
Cash and cash equivalents                   $7,648           $7,648


The carrying amounts of cash and cash equivalents approximate fair value.



7.  COMMITMENTS AND CONTINGENCIES



EMPLOYMENT AGREEMENTS



Patlex has employment contracts with its officers and controller which provide for minimum salary levels. One agreement automatically renews each year for a three-year period. The other three agreements expire on December 31, 1998. The aggregate minimum commitments at June 30, 1996, for future salaries under these agreements are as follows (in thousands):


               1997                                        $468
               1998                                         468
               1999                                         234


Compensation expense is recorded over the term of these agreements in accordance with the payment terms.



LITIGATION



Due to the nature of Patlex's business, especially its involvement in the enforcement of patent rights, Patlex has been continually involved in litigation with alleged infringers of patents in which Patlex owns an interest. Patlex regards all such lawsuits as occurring in the regular course of business. Furthermore, as a result of the involvement of the United

                               Patlex Corporation

7.  COMMITMENTS AND CONTINGENCIES (CONTINUED)



States Patent and Trademark Office in granting and denying patent applications and in conducting reexaminations of patents, the Company has in the past been required to prosecute appeals of United States Patent and Trademark Office rulings adverse to the Company's interest to the United States District Court. No such appeals are pending at this time, and the Company does not anticipate such appeals will be necessary in the future with regard to the Laser Patents. In connection with suits filed against alleged patent infringers to enforce a patent, defendants often file counterclaims seeking payment by the plaintiffs of any damages suffered by the defendants on account of the lawsuit and reimbursement by the plaintiffs of the defendants' costs and attorneys' fees. While such counterclaims have been filed against the Company, to date the Company has not incurred liability with regard to such counterclaims. The Company may also be required to file suits to enforce collection and compliance under its patent license agreements with its current licensees.



In November 1994, REFAC Financial Corporation (REFAC) instituted a civil action in the United States District Court, Eastern District of Pennsylvania, alleging that Patlex improperly calculated the royalties due REFAC. The manner in which the royalties due REFAC are calculated has been consistent for more than six years. Patlex believes that the royalties due REFAC have been properly calculated and that REFAC's claim is both without merit and time-barred. On February 28, 1996, a special verdict adverse to Patlex was returned. Post-trial motions have been denied but no separate judgment has been entered. The amount of any judgment against Patlex in this action will be less than $225,000. When a separate judgment is entered, Patlex intends to appeal this judgment. The amount of the judgment that Patlex is appealing is not material to the Company's operations.



STOCK OPTIONS



RIGHTS OF HOLDERS OF KEYCORP STOCK OPTIONS



Prior to the merger with AFG, Patlex had a qualified and nonqualified employee-incentive stock option plan. Under the 1981 Incentive Stock Option Plan, options to purchase common shares could be granted at prices not less than fair market value on the date of grant for a period not exceeding 10 years and were exercisable at the option of the holder. All options were assumed by AFG in connection with that merger in 1992.

                               Patlex Corporation

7.  COMMITMENTS AND CONTINGENCIES (CONTINUED)



The merger agreement of KeyCorp and AFG provided that KeyCorp would assume each AFG Option granted by AFG pursuant to its option plans (the 1989 Stock Option and Performance Award Plan and the 1991 Stock Option Plan) which were outstanding and unexercised, whether or not exercisable, and convert each AFG Option into a KeyCorp Option. In addition, the distribution agreement provided that the holder of each KeyCorp Option granted upon conversion of an AFG Option would be entitled to receive upon exercise of such option, in addition to one share of KeyCorp common stock, one share of Patlex common stock for every eight shares of AFG common stock that would have been issuable except for the conversion to the KeyCorp Option.



At June 30, 1996, a total of 31,978 shares of Patlex common stock, for which no consideration will accrue to Patlex, is issuable upon the exercise of KeyCorp stock options acquired by holders as a result of the merger of AFG and KeyCorp. Each holder is entitled to receive one share of Patlex common stock for every eight shares of KeyCorp common stock issuable upon exercise of such options.



PATLEX STOCK OPTION PLAN



Patlex has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," (APB 25) and related interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation," requires use of option valuation models that are not developed for use in valuing employee stock options. Under APB 25, because the exercise price of Patlex's employees stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.



The 1995 Stock Option Plan (the Plan), approved by the Patlex Board of Directors as of March 31, 1995, and approved by AFG on September 8, 1995, provides for incentive and nonqualified stock options for designated officers, directors, employees, and key advisors of Patlex. The aggregate number of shares of common stock that may be offered pursuant to the Plan amounts to 375,000.



Options to purchase shares of common stock can be granted at a price determined by a committee appointed by the Board of Directors provided however, that the purchase price of shares subject to incentive stock options shall be equal to or greater than fair market value of shares of common stock at date of grant and a nonqualified stock options shall

                               Patlex Corporation

7.  COMMITMENTS AND CONTINGENCIES (CONTINUED)



not be less than 85% of fair market value of a share of common stock at date of grant. Stock options are exercisable at the discretion of the committee. The term of each stock option is ten years. At June 30, 1996, 350,000 shares have been granted and are exercisable at $4.75 per share.



Pro forma information regarding net earnings and earnings per share is required by Statement 123 and has been determined as if Patlex had accounted for its employee stock options under the fair value method of the Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes options pricing model with the following assumptions: risk-free interest rate of 6.15%, dividend yields of 0%, volatility factors of the expected market price of the Patlex's common stock of .10, and an expected life of the option of two years.



The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because Patlex's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.



Patlex's pro forma information for the year ended June 30, 1996 is as follows:


Pro forma net earnings (in thousands)                       $2,089
Pro forma net earnings per common share                     $  .93


8.  INCOME TAXES



PROVISION FOR INCOME TAXES



Patlex adopted SFAS 109, "Accounting for Income Taxes," during 1993. SFAS 109 requires a change from the deferred method of accounting for income taxes to the liability method. Concurrent with the accounting for the assets acquired and liabilities assumed in the merger with AFG, a net deferred tax liability and an increase in intangibles of $3,831,000 was recorded, principally as a result of the difference between the financial and tax reporting basis of the investment in patents.

                               Patlex Corporation

8.  INCOME TAXES (CONTINUED)



The SFAS 109 adjustments recognize the deferred tax liability allocated by AFG in the purchase price accounting and were calculated giving recognition to AFG net operating loss carryforwards. In 1993 and 1994, Patlex filed a consolidated tax return with AFG. The carryforwards were utilized in 1993 and 1994 in the consolidated tax return. Pursuant to a tax-sharing agreement, Patlex paid to its parent the book income tax provision determined on a separate company basis. Under the terms of the spin-off of Patlex (see Note 1), the financial statement and the tax basis of assets and liabilities will carry over to Patlex. As these temporary differences reverse, Patlex will pay additional current taxes. Accordingly, deferred tax liabilities related to these temporary differences have been provided for in the accompanying financial statements. Because in prior years Patlex paid cash to AFG related to the deferred income tax provision, such prior payments have been reflected as dividends in the accompanying financial statements.



The provision for income taxes for the years ended June 30, 1996 and 1995 consist of the following (in thousands):



                                                  JUNE 30
                                          1996              1995
                                    ------------------------------------
Federal:
   Current                                 $2,107           $1,589
   Deferred                                  (368)            (402)
                                    ------------------------------------
Total federal                               1,739            1,187

State:
   Current                                    438              325
   Deferred                                   (76)             (82)
                                    ------------------------------------
Total state                                   362              243
                                    ------------------------------------
                                           $2,101           $1,430
                                    ====================================

                               Patlex Corporation

8.  INCOME TAXES (CONTINUED)



Patlex's deferred tax liability at June 30, 1996 and 1995 consist of the following (in thousands):



                                                                   JUNE 30
                                                            1996             1995
                                                     ------------------------------------
Deferred tax assets:
   Capital loss carryover                               $        -           $   868
   Other                                                       414               188
                                                     ------------------------------------
Total deferred tax assets                                      414             1,056
Valuation allowance for deferred tax assets                      -              (868)
                                                     ------------------------------------
Net deferred tax assets                                        414               188

Deferred tax liabilities:
   Patents                                                   4,027             4,201
   Other                                                       115               159
                                                     ------------------------------------
Total deferred tax liabilities                               4,142             4,360
                                                     ------------------------------------
Net deferred tax liability                                  $3,728            $4,172
                                                     ====================================



Patlex had available capital loss carryovers for federal income tax purposes of approximately $2,125,728, which expired unutilized in 1996. For financial reporting purposes, a valuation allowance had been provided to reduce the deferred tax asset to an amount the Company believes is realizable.



The provision for income taxes differed from the statutory federal income tax rate for the years ended June 30, 1996 and 1995, as a result of the following:



                                                                   JUNE 30
                                                            1996             1995
                                                     ------------------------------------

Statutory federal income tax rate                           35.0%             35.0%
Capitalized merger costs                                     5.0               2.0
Patent amortization not deductible for tax
   purposes                                                  2.4               3.6
State income taxes and other                                 6.5               5.1
                                                     ------------------------------------
                                                            48.9%             45.7%
                                                     ====================================

                               Patlex Corporation

9.  SIGNIFICANT LICENSEES



Of the total laser patent royalties earned from all licensees, the following reflects the highest percentage of the total that was contributed by two licensees for each period. The two licensees are not necessarily the same for the periods presented.



                                                         LICENSEE
                                                  NO. 1            NO. 2
                                            ------------------------------------

For the year ended June 30, 1995                   9.9%             8.5%
For the year ended June 30, 1996                  12.4              8.5



10.  401(K) SAVINGS PLAN



Patlex employees participated in the AFG 401(k) Savings Plan, which commenced July 1, 1994, until the spin-off date of September 27, 1995. After the spin-off date, no Patlex employees were participants in the plan. Another plan was established effective April 1, 1996. Contributions to the plan are made at the discretion of the Board of Directors. The total matching contribution expense of Patlex for the years ended June 30, 1996 and 1995, was $14,143 and $20,423, respectively.



11.  QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)



                           THREE MONTHS ENDED - FISCAL 1996          THREE MONTHS ENDED - FISCAL 1995
                      -------------------------------------------------------------------------------------
                       SEPT. 30   DEC. 31   MARCH 31   JUNE 30   SEPT. 30   DEC. 31   MARCH 31   JUNE 30
                      -------------------------------------------------------------------------------------
                                        (Dollars in Thousands, Except Per Share Amounts)

Laser patent royalties   $1,457    $2,205     $1,810    $2,506     $1,384    $1,514     $1,454    $1,901
Operating income            588     1,320        805     1,330        545       811        737       943
Net earnings                273       760        398       765        290       448        405       557
Net earnings per
   common share          $  .11    $  .27    $   .14   $   .46    $   .11   $   .18    $   .16   $   .22



12.  PROPOSED ACQUISITION



On February 7, 1996, Patlex entered into a definitive merger agreement with Database Technologies, Inc. (DBT), of Pompano Beach, Florida. The merger is intended to be a tax-free reorganization in which the shareholders of DBT would receive a number of shares of Patlex common stock equal to 65% of the sum of the number of outstanding common shares plus one-half the number of Patlex options and certain rights to receive Patlex common stock outstanding at the time of the merger (see Note 7). Consummation of the merger is conditioned on, among other things, receipt of the necessary shareholder and regulatory approvals.

                          INDEPENDENT AUDITORS' REPORT



To the Stockholders of
Database Technologies, Inc.



     We have audited the accompanying balance sheet of Database Technologies, Inc. (the "Company") as of December 31, 1995, and the related statements of income, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the management of the Company. Our responsibility is to express an opinion on these financial statements based on our audit.



     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Database Technologies, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



Deloitte & Touche LLP
Certified Public Accountants



Fort Lauderdale, Florida
January 19, 1996 (February 7, 1996, as to Note 11)

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders of
Database Technologies, Inc.

     We have audited the accompanying balance sheet of Database Technologies, Inc. (the "Company") as of December 31, 1994, and the related statements of income, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the management of the Company. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Database Technologies, Inc. as of December 31, 1994, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

AHEARN, JASCO + COMPANY, P.A.
Certified Public Accountants

Pompano Beach, Florida
January 20, 1995

                          DATABASE TECHNOLOGIES, INC.

                                 BALANCE SHEETS


                                                                              DECEMBER 31,
                                                                       --------------------------
                                                                          1995            1994
                                                        JUNE 30,       -----------     ----------
                                                          1996
                                                       -----------
                                                       (UNAUDITED)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..........................  $   818,100     $ 1,642,700     $  156,300
  Accounts receivable, net of allowances of $32,500
     as of June 30, 1996, $17,500 in 1995
     and $8,000 in 1994..............................    1,376,400         839,400        318,000
  Receivables from related parties...................      281,200         271,000          3,100
  Prepaid insurance..................................       37,600          58,400         26,600
  Other prepaid expenses.............................      322,400         124,500         12,400
                                                         ---------       ---------     ----------
          TOTAL CURRENT ASSETS.......................    2,835,700       2,936,000        516,400
                                                         ---------       ---------     ----------
PROPERTY AND EQUIPMENT, net..........................    4,985,100       3,128,700        898,300
                                                         ---------       ---------     ----------
OTHER ASSETS:
  Purchased data, net of accumulated amortization of
     $101,900 as of June 30, 1996, $65,300 in 1995
     and $8,600 in 1994..............................      283,000         277,600         97,500
  Customer lists, net of accumulated amortization of
     $6,600 as of June 30, 1996......................      192,000         198,600             --
  Deposits...........................................       17,700          16,300         12,200
  Deferred income taxes..............................       33,300          16,500             --
                                                         ---------       ---------     ----------
          TOTAL OTHER ASSETS.........................      526,000         509,000        109,700
                                                         ---------       ---------     ----------
                                                       $ 8,346,800     $ 6,573,700     $1,524,400
                                                         =========       =========     ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current portion of long-term debt..................  $ 1,430,200     $ 1,010,300     $  233,400
  Bank line-of-credit................................      600,000         100,000             --
  Accounts payable and accrued liabilities...........    1,096,300         968,500        215,600
  Customer deposits..................................      275,600         207,300         71,800
  Deferred income taxes..............................      128,400         157,900             --
                                                         ---------       ---------     ----------
          TOTAL CURRENT LIABILITIES..................    3,530,500       2,444,000        520,800
                                                         ---------       ---------     ----------
LONG-TERM DEBT, less current portion.................    2,066,200       1,531,300        451,300
                                                         ---------       ---------     ----------
COMMITMENTS
STOCKHOLDERS' EQUITY:
  Common stock ($.001 par value; 10,000,000 shares
     authorized; issued and outstanding, 1,736,274 at
     June 30, 1996 and December 31, 1995, and
     1,333,333 at December 31, 1994..................        1,700           1,700          1,300
  Additional paid-in capital.........................    3,870,700       3,870,700         81,200
  Retained earnings (deficit)........................   (1,122,300)     (1,274,000)       469,800
                                                         ---------       ---------     ----------
          TOTAL STOCKHOLDERS' EQUITY.................    2,750,100       2,598,400        552,300
                                                         ---------       ---------     ----------
                                                       $ 8,346,800     $ 6,573,700     $1,524,400
                                                         =========       =========     ==========

                       See notes to financial statements.

                          DATABASE TECHNOLOGIES, INC.

                              STATEMENTS OF INCOME


                                               SIX MONTHS ENDED JUNE
                                                       30,                YEAR ENDED DECEMBER 31,
                                            --------------------------   --------------------------
                                               1996            1995         1995            1994
                                            -----------     ----------   -----------     ----------
                                                     (UNAUDITED)
REVENUES..................................  $ 7,138,800     $3,393,400   $ 8,076,300     $2,751,100
                                            -----------     ----------   -----------     ----------
COST OF REVENUES:
  Purchased data..........................    1,496,600        602,300     1,491,100        304,600
  Depreciation, computer equipment........      844,400        269,000       822,500        216,600
  Telephone...............................      454,700        174,100       502,700        155,700
  Customer support salaries...............      304,500         89,200       294,800        119,200
  Other direct costs......................      314,500         93,000       261,200         60,100
                                            -----------     ----------   -----------     ----------
          TOTAL COST OF REVENUES..........    3,414,700      1,227,600     3,372,300        856,200
                                            -----------     ----------   -----------     ----------
          GROSS PROFIT....................    3,724,100      2,165,800     4,704,000      1,894,900
                                            -----------     ----------   -----------     ----------
SELLING AND ADMINISTRATIVE EXPENSES:
  Selling and promotion...................      805,400        443,900     1,025,700        287,100
  General and administrative..............    1,619,200        685,900     1,908,100        609,900
                                            -----------     ----------   -----------     ----------
          TOTAL SELLING AND ADMINISTRATIVE
            EXPENSES......................    2,424,600      1,129,800     2,933,800        897,000
RESEARCH AND DEVELOPMENT
  COSTS...................................      983,700        374,100     1,017,000        552,700
LOSS ON IRB TRANSACTION...................           --             --     1,660,100             --
                                            -----------     ----------   -----------     ----------
          INCOME (LOSS) FROM OPERATIONS...      315,800        661,900      (906,900)       445,200
                                            -----------     ----------   -----------     ----------
OTHER INCOME (EXPENSE):
  Interest expense........................     (119,900)       (24,700)     (108,000)       (15,000)
  Interest income.........................       18,300             --        31,900          1,100
  Other...................................           --             --            --         (1,500)
                                            -----------     ----------   -----------     ----------
          OTHER, NET......................     (101,600)       (24,700)      (76,100)       (15,400)
                                            -----------     ----------   -----------     ----------
          INCOME (LOSS) BEFORE INCOME
            TAXES.........................      214,200        637,200      (983,000)       429,800
INCOME TAX PROVISION......................       62,500             --       208,700             --
                                            -----------     ----------   -----------     ----------
          NET INCOME (LOSS)...............  $   151,700     $  637,200   $(1,191,700)    $  429,800
                                            ===========     ==========   ===========     ==========
PRO FORMA:
          Provision for income taxes......                  $  217,200   $   247,600     $  122,300
                                                            ==========   ===========     ==========
          Net income (loss)...............                  $  420,000   $(1,230,600)    $  307,500
                                                            ==========   ===========     ==========


                       See notes to financial statements.

                          DATABASE TECHNOLOGIES, INC.

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
               FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994 AND
                   SIX MONTHS ENDED JUNE 30, 1996 (UNAUDITED)

                                             COMMON STOCK
                                          ------------------
                                            SHARES
                                            ISSUED               ADDITIONAL    RETAINED
                                              AND                 PAID-IN      EARNINGS
                                          OUTSTANDING   AMOUNT    CAPITAL      (DEFICIT)      TOTAL
                                          -----------   ------   ----------   -----------   ----------
BALANCES, January 1, 1994...............   1,333,333    $1,300   $   81,200   $    56,000   $  138,500
S corporation distributions.............                    --           --       (16,000)     (16,000)
Net income for 1994.....................                    --           --       429,800      429,800
                                           ---------    ------   ----------   -----------   ----------
BALANCES, December 31, 1994.............   1,333,333     1,300       81,200       469,800      552,300
S corporation distributions paid........                    --           --      (117,400)    (117,400)
Record distribution payable and other
  adjustments upon S corporation
  termination...........................                    --      230,700      (434,700)    (204,000)
Stock issued for acquisition of assets,
  net...................................      65,200       100      485,600            --      485,700
Issuance of common stock for cash.......      17,741        --      100,000            --      100,000
Issuance of common stock for cash.......     320,000       300    2,973,200            --    2,973,500
Net loss for 1995.......................                    --           --    (1,191,700)  (1,191,700)
                                           ---------    ------   ----------   -----------   ----------
BALANCES, December 31, 1995.............   1,736,274     1,700    3,870,700    (1,274,000)   2,598,400
Net income for the six months ended
  June 30, 1996 (unaudited).............                    --           --       151,700      151,700
                                           ---------    ------   ----------   -----------   ----------
BALANCES, June 30, 1996 (unaudited).....   1,736,274    $1,700   $3,870,700   $(1,122,300)  $2,750,100
                                           =========    ======   ==========   ===========   ==========

                       See notes to financial statements.

                          DATABASE TECHNOLOGIES, INC.

                            STATEMENTS OF CASH FLOWS


                                                          SIX MONTHS ENDED JUNE           YEAR ENDED
                                                                   30,                    DECEMBER 31,
                                                        -------------------------   -------------------------
                                                           1996          1995          1995          1994
                                                        -----------   -----------   -----------   -----------
                                                               (UNAUDITED)
  CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss).................................  $   151,700   $   637,200   $(1,191,700)  $   429,800
    Adjustments to reconcile net income (loss) to net
      cash provided by operating activities:
      Depreciation and amortization...................      944,100       316,900       941,900       244,800
      Deferred taxes..................................      (46,300)           --       141,400            --
      Loss on IRB transaction.........................           --            --     1,660,100            --
      Changes in certain current assets and
        liabilities:
        Accounts receivable and other receivables.....     (547,200)     (370,500)     (789,300)     (240,100)
        Prepaid insurance and expenses................      (67,100)     (109,300)     (143,900)      (32,700)
        Accounts payable and accrued liabilities......      127,800       393,900       752,900       189,500
        Customer deposits.............................       68,300        34,000       135,500        61,500
                                                        -----------   -----------   -----------   -----------
      NET CASH PROVIDED BY OPERATING ACTIVITIES.......      631,300       902,200     1,506,900       652,800
                                                        -----------   -----------   -----------   -----------
  CASH FLOWS FROM INVESTING ACTIVITIES:
    Property and equipment purchased..................   (2,757,400)   (1,208,500)   (3,115,600)     (961,200)
    IRB transaction...................................           --            --    (1,373,000)           --
    Purchases of data.................................      (42,000)     (203,700)     (236,800)     (106,100)
    Merger costs incurred.............................     (109,800)           --            --            --
    Increase in deposits, and other...................       (1,500)       (1,300)       (4,100)       (9,900)
                                                        -----------   -----------   -----------   -----------
      NET CASH USED IN INVESTING
        ACTIVITIES....................................   (2,910,700)   (1,413,500)   (4,729,500)   (1,077,200)
                                                        -----------   -----------   -----------   -----------
  CASH FLOWS FROM FINANCING ACTIVITIES:
    Sale of common stock..............................           --       100,000     3,073,500           100
    Net change in bank line-of-credit.................      500,000            --       100,000            --
    Proceeds from long-term debt borrowings...........    1,500,000     1,200,000     2,364,000       775,000
    Repayments of long-term debt......................     (545,200)     (215,600)     (507,100)     (101,300)
    Repayment of note payable, shareholder and
      other...........................................           --            --            --       (77,400)
    S corporation distributions.......................           --      (104,700)     (321,400)      (16,000)
                                                        -----------   -----------   -----------   -----------
      NET CASH PROVIDED BY FINANCING ACTIVITIES.......    1,454,800       979,500     4,709,000       580,400
                                                        -----------   -----------   -----------   -----------
      NET INCREASE (DECREASE) IN CASH AND CASH
        EQUIVALENTS...................................     (824,600)      468,200     1,486,400       156,000
  CASH AND CASH EQUIVALENTS,
    beginning of period...............................    1,642,700       156,300       156,300           300
                                                        -----------   -----------   -----------   -----------
  CASH AND CASH EQUIVALENTS, end of period............  $   818,100   $   624,500   $ 1,642,700   $   156,300
                                                        ===========   ===========   ===========   ===========
  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Interest paid in cash (net of amount
      capitalized)....................................  $   115,300   $    24,300   $    98,800   $    15,400
                                                        ===========   ===========   ===========   ===========
    Income taxes paid in cash.........................  $   205,200   $        --   $    16,500   $        --
                                                        ===========   ===========   ===========   ===========

ADDITIONAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

     During 1995, DBT common stock was issued to acquire customer lists and other intangible assets for a recorded value of $198,600.

     Effective July 1, 1995, $230,700 of retained earnings was reclassed to additional paid-in capital in conjunction with the termination of DBT's status as an S corporation for income tax purposes.

                       See notes to financial statements.

                          DATABASE TECHNOLOGIES, INC.



                         NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994



NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



ORGANIZATION AND BASIS OF PRESENTATION



     Database Technologies, Inc. ("DBT" or the "Company") was incorporated in Florida on February 18, 1992. DBT is an electronic information retrieval company that provides its customers on-line, real-time access to public records through computer modem access.



     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



UNAUDITED FINANCIAL STATEMENTS



     The unaudited interim financial statements have been prepared by the Company in accordance with the rules and regulations of the Securities and Exchange Commission regarding interim financial reporting and, accordingly, they do not include all the information and disclosures required by generally accepted accounting principles. In the opinion of management, the interim financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting mainly of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations for the periods shown. The results of the six months ended June 30, 1996 are not necessarily indicative of the results for the full fiscal year.



REVENUE RECOGNITION



     Customers are charged for each minute they are active on the system. Revenue is recognized at the time of the customer access, net of credits issued. Accounts receivable are primarily with law enforcement agencies, insurance companies and similar users of public records. The Company's customers are numerous and spread over a wide geographic area. As such, the Company believes that it does not have an abnormal concentration of credit risk within any one market or any one geographic area.



PROPERTY AND EQUIPMENT



     Property and equipment is recorded at cost and depreciated using accelerated methods over the estimated useful lives of the assets. Useful lives range from five to seven years. Expenditures for routine maintenance and repairs are charged to expense as incurred.



PURCHASED DATA



     Data acquired from third parties with an estimated useful life of a year or more is recorded at cost and amortized over the estimated periods to be benefited (primarily five years) using the straight-line method. Amortization expense in 1995 totaled $56,700 and in 1994 totaled $8,600.



     Other purchased data not meeting the capitalization policy is expensed as acquired.



RESEARCH AND DEVELOPMENT COSTS



     Costs for research and development activities are expensed as incurred and totaled $956,900 and $552,700, respectively, for the years ended December 31, 1995 and 1994.

                          DATABASE TECHNOLOGIES, INC.



                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)



NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
INCOME TAXES



     Through June 30, 1995, DBT, with the consent of its shareholders, had elected under provisions of the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the shareholders of an S corporation are taxed on their proportionate share of taxable income. Therefore, no provision or liability for income taxes was included in the accompanying financial statements for DBT's results of operations through June 30, 1995. Effective July 1, 1995, DBT terminated this election, which results in DBT directly paying taxes on its earnings.



     Effective July 1, 1995, the Company accounts for its income taxes in accordance with Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes". Deferred tax liabilities and assets are recognized for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is recognized to reduce net deferred tax assets to amounts that are more likely than not to be realized.



CASH AND CASH EQUIVALENTS



     For purposes of the statement of cash flows, cash equivalents include highly liquid investments purchased with an original maturity of three months or less.



FAIR VALUE OF FINANCIAL INSTRUMENTS



     Cash, accounts receivable, accounts payable and accrued liabilities are reflected in the financial statements at cost, which approximates fair value because of the short-term maturity of those instruments. The fair values of the Company's debt obligations are disclosed in Note 6.



RECLASSIFICATION



     Certain 1994 amounts were reclassified to conform with the 1995 presentation.



NOTE 2 -- STOCKHOLDERS' EQUITY



     Prior to August 10, 1995, DBT had 10,000 shares of no par common stock authorized, with a stated value of $1 per share. Effective August 10, 1995, DBT executed a 1,000 for 1 split of its common stock, which increased authorized shares to 10,000,000, and restated its par value to $.001 per share. All share information presented in the accompanying financial statements has been restated to reflect this stock split.



NOTE 3 -- PROPERTY AND EQUIPMENT, NET



     Property and equipment consists of the following at December 31st of each year:



                                                    ESTIMATED
                                                   USEFUL LIVES        1995            1994
                                                   ------------     -----------     ----------
    Computer equipment...........................       5 years     $ 3,999,500     $1,120,000
    Office furniture and equipment...............       7 years         232,000         46,900
    Leasehold improvements.......................  2 to 4 years          76,200         25,200
                                                                    -----------     ----------
         Total cost..............................                     4,307,700      1,192,100
    Less: Accumulated depreciation...............                    (1,179,000)      (293,800)
                                                                    -----------     ----------
         Property and equipment, net.............                   $ 3,128,700     $  898,300
                                                                    ===========     ==========

                          DATABASE TECHNOLOGIES, INC.



                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)



NOTE 3 -- PROPERTY AND EQUIPMENT, NET -- (CONTINUED)


     Depreciation expense was $885,200 and $236,200, respectively, for the years ended December 31, 1995 and 1994.



NOTE 4 -- ACCOUNTS PAYABLE AND ACCRUED LIABILITIES



     Accounts payable and accrued liabilities at December 31, 1995 and 1994 consist of the following:



                                                                       1995         1994
                                                                     --------     --------
    Accounts payable...............................................  $541,100     $177,000
    Accrued liabilities:
      S corporation distribution payable...........................   204,000           --
      Payroll and related taxes....................................   118,700       37,100
      Currently payable income taxes...............................    50,800        1,500
      Other accrued expenses.......................................    53,900           --
                                                                      -------      -------
              Total................................................  $968,500     $215,600
                                                                      =======      =======



NOTE 5 -- TRANSACTIONS WITH SHAREHOLDERS



     During 1993, a shareholder advanced funds to DBT for working capital purposes. The balance outstanding was $74,900 at December 31, 1993 and carried an interest rate of 7%. The loan was repaid in July 1994.



     On November 3, 1995, DBT lent $200,000 to its majority shareholder. The loan is unsecured, bears interest at 8% and is due on demand. Certain other non-interest bearing advances totaling $54,100 were outstanding to the shareholder at December 31, 1995. The advances were repaid on January 12, 1996.



NOTE 6 -- DEBT OBLIGATIONS



     The Company has a $600,000 revolving line-of-credit with a commercial bank, bearing interest at a rate of 1% over prime (9.5% at December 31, 1995) and expiring March 31, 1996. The line-of-credit is secured by substantially all assets of DBT and is personally guaranteed by the majority shareholder of the Company. Outstanding borrowings on the line-of-credit were $100,000 at December 31, 1995, and were repaid on January 11, 1996.

                          DATABASE TECHNOLOGIES, INC.



                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)



NOTE 6 -- DEBT OBLIGATIONS -- (CONTINUED)


     Long-term debt consists of the following at December 31, 1995 and 1994:



                                                                        1995           1994
                                                                     -----------     ---------
Note payable to a commercial bank with monthly principal
  installments of $7,680 plus interest at 9.25% at December 31,
  1995. The note matures in November 1997..........................  $   176,600     $ 266,700
Note payable to a commercial bank with monthly principal
  installments of $6,944 plus interest at 9.25% at December 31,
  1995. The note matures in November 1997. ........................      159,700       243,000
Note payable to a commercial bank with monthly principal
  installments of $27,778 plus interest at 9.25% at December 31,
  1995. The note matures in July 1998..............................      861,100            --
Note payable to a commercial bank with monthly principal
  installments of $35,111 plus interest at 9.25% at December 31,
  1995. The note matures in December 1998..........................    1,264,000            --
Note payable to a consortium of individuals, which are non-interest bearing. See Note 7 for a description of the agreement and its
  repayment terms..................................................       80,200       175,000
                                                                     -----------     ---------
Total debt.........................................................    2,541,600       684,700
Less: current portion..............................................   (1,010,300)     (233,400)
                                                                     -----------     ---------
          Long-term portion........................................  $ 1,531,300     $ 451,300
                                                                     ===========     =========



     All debt with the commercial bank is personally guaranteed by the majority shareholder of the Company and is secured by substantially all assets of DBT. In addition, DBT must maintain certain financial ratios and comply with specified covenants.



     The estimated fair value of DBT's long-term debt with financial institutions is the same as its recorded value at December 31, 1995 because the interest rates and terms approximate current market conditions. Because of the unique nature of the debt described in Note 7, fair value estimation is not practicable. This debt is expected to be repaid during 1996.



     Future minimum payments of long-term debt at December 31, 1995 is as follows:



                                   YEAR ENDING
                                  DECEMBER 31,
        -----------------------------------------------------------------
           1996..........................................................  $1,010,300
           1997..........................................................     915,600
           1998..........................................................     615,700
                                                                           ----------
                                                                           $2,541,600
                                                                           ==========



NOTE 7 -- TEXAS DEBT AND ROYALTY AGREEMENT



     On February 7, 1994, a debt and royalty agreement was entered into with a consortium of seven individuals. During 1995, one of these seven became a shareholder and director of DBT. The agreement provided the financing necessary for DBT to enter the Texas market with its database services. The agreement provided for the following:



DEBT AGREEMENT



     A loan to DBT of $200,000, repayable without interest as follows: for five months beginning May 1994, 50% of specified revenues from Texas operations or $2,000, whichever is greater, then beginning October 1994,

                          DATABASE TECHNOLOGIES, INC.



                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)



NOTE 7 -- TEXAS DEBT AND ROYALTY AGREEMENT -- (CONTINUED)


50% of specified revenues from Texas operations or $5,000, whichever is greater, until the $200,000 note is repaid. During 1995 and 1994, $94,800 and $25,000, respectively, was repaid (see Note 6).



ROYALTY AGREEMENT



     A royalty agreement to share in the revenues of the Texas expansion up to $800,000, computed as follows: after the $200,000 note is repaid, the consortium will receive 10% of specified revenues from Texas operations until $800,000 is paid.



NOTE 8 -- IRB TRANSACTION



     Effective July 1, 1995, DBT purchased for cash and stock all of the outstanding shares of common stock of International Research Bureau, Inc. ("IRB"). Subsequent to the acquisition, management of DBT re-evaluated the future potential of IRB's core document retrieval business and concluded that IRB's assets, other than its on-line customer list, had no future value to DBT. Factors which led DBT's management to this evaluation included the conclusions that DBT's technology was superior to IRB's, and that IRB's data was duplicative of data which DBT already possessed. On December 13, 1995, IRB's shares were transferred back to the original owners of IRB in exchange for DBT common stock. Because DBT's ownership of IRB was temporary, DBT has accounted for its investment in IRB using the equity method.



     As a result of these transactions, DBT acquired IRB's customer list for its on-line business and a covenant not to compete. The assets of DBT given up included cash of $1,000,000; common stock of DBT valued at $485,700 (after accounting for the returned shares); and investments in the operations of IRB and other costs totaling $373,000. Management's estimate of the fair value of the acquired assets, totaling $198,600, was recorded on DBT's balance sheet, and the remainder of the costs incurred were charged to operations.



NOTE 9 -- INCOME TAXES



     As discussed in Note 1, DBT was taxed as an S corporation from inception through July 1, 1995. Effective that date, DBT terminated this election, which results in DBT directly paying taxes on its earnings. As a result of this termination, a final S corporation distribution of $204,000 was accrued, $230,700 of undistributed S corporation earnings were reclassed to additional paid-in capital and deferred income taxes were established for the tax bases of assets and liabilities that are different than those recognized for financial reporting purposes, as follows:



    Cash basis of accounting for income taxes.................................  $106,400
    Purchased data, due to differences in amortization........................   108,300
    Property and equipment, due to differences in depreciation................   (59,500)
                                                                                --------
              Net deferred tax liability established at July 1, 1995..........  $155,200
                                                                                ========

                          DATABASE TECHNOLOGIES, INC.



                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)



NOTE 9 -- INCOME TAXES -- (CONTINUED)


     A summary of income taxes for the period from July 1, 1995 through December 31, 1995 is as follows:



    Current:
      Federal.................................................................  $ 61,000
      State...................................................................     6,300
    Deferred..................................................................   (13,800)
                                                                                --------
    Income tax provision from July 1, 1995 through December 31, 1995..........    53,500
    Deferred tax liability established July 1, 1995...........................   155,200
                                                                                --------
              Total income tax provision......................................  $208,700
                                                                                ========



     Temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities that give rise to net deferred income tax liability at December 31, 1995 relate to the following:



    Cash basis of accounting for income taxes................................  $ 157,900
    Purchased data, due to differences in amortization.......................    108,300
    Property and equipment, due to differences in depreciation...............   (124,800)
    Capital loss carryforward................................................    273,000
    Valuation allowance for capital loss carryforward........................   (273,000)
                                                                               ---------
              Net deferred income tax liability..............................  $ 141,400
                                                                               =========



     The deferred taxes appear on the accompanying balance sheet as follows:



    Long-term deferred tax asset..............................................  $(16,500)
    Current deferred tax liability............................................   157,900
                                                                                --------
              Net deferred income tax liability...............................  $141,400
                                                                                ========



     DBT has a capital loss carryover of approximately $700,000 for tax purposes, which expires in 2000. This loss results from the IRB transaction. The related deferred tax asset has been completely offset by a valuation allowance, as it is more likely than not that this asset will not be realized prior to its expiration.



     The effective income tax rate for 1995 varied from the statutory Federal tax rate as follows:



    Federal statutory rate (benefit)...............................................  (34)%
    Loss on IRB transaction........................................................   61%
    Income taxed as an S corporation through July 1, 1995..........................  (21)%
    Effect of change in tax status from S corporation..............................   17%
    State income taxes, net of federal income tax benefit..........................   (2)%
                                                                                     ---
              Effective income tax rate                                               21%
                                                                                     ===



NOTE 10 -- COMMITMENTS



     DBT leases office space under various agreements that expire between June 1996 and October 1998; certain of these leases contain three-year renewal options. Certain office equipment and vehicles are leased under agreements that expire through October 1999. All of these leases are accounted for as operating leases. Total rent expense was $284,700 and $62,500, respectively, for the years ended December 31, 1995 and 1994.

                          DATABASE TECHNOLOGIES, INC.



                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)



NOTE 10 -- COMMITMENTS -- (CONTINUED)


     Minimum future lease payments as of December 31, 1995 are as follows:



                                   YEAR ENDING
                                   DECEMBER 31,
        ------------------------------------------------------------------
             1996.........................................................  $247,300
             1997.........................................................    78,700
             1998.........................................................    13,500
             1999.........................................................     2,500
                                                                             -------
                                                                            $342,000
                                                                             =======



     DBT obtains the right to use certain of its data under agreements that require minimum royalty payments during 1996 of approximately $500,000.



NOTE 11 -- SUBSEQUENT EVENT



     On February 7, 1996, DBT agreed to merge with Patlex Corporation ("Patlex"). Pursuant to the merger agreement, DBT's shareholders would hold a majority of the stock in a holding company which will own all of the stock in both DBT and Patlex. Patlex is engaged in the exploitation and enforcement of certain laser patents. This merger agreement is subject to the approval of the shareholders of both companies.



NOTE 12 -- PRO FORMA INCOME TAXES AND EARNINGS (UNAUDITED)



As discussed in Note 1, having elected status as an S corporation, the shareholders of DBT paid the federal income tax on DBT's earnings through June 30, 1995. Additionally, DBT was exempt from Florida state income tax on its earnings during that period, as Florida does not separately tax S corporations. As a result, no income tax expense was provided in the historical financial statements for taxable income attributable to DBT through June 30, 1995; however, as disclosed in the Statement of Changes in Stockholders' Equity, S corporation distributions were made to the shareholders to assist them in making the corporate tax payments.



     The pro forma amounts presented on the accompanying statements of income reflect the amount of income taxes, and the resulting income after taxes, as if DBT had not made the election to be taxed as an S corporation. The pro forma computation of taxes for 1995 excludes the loss on the IRB transaction as the deferred tax asset arising from this loss has been fully allowanced.

               UNAUDITED CONDENSED PRO FORMA CONDENSED STATEMENTS

     The following pro forma information assumes the issuance of 5,091,530 Holdco Common Shares in exchange for all of the outstanding common stock of DBT. Although Holdco is the surviving corporation, for accounting purposes the transaction is being treated as a purchase business acquisition of Patlex by DBT (a reverse acquisition) and a recapitalization of DBT. The following pro forma condensed financial statements and accompanying notes to pro forma condensed financial statements present pro forma information with respect to this transaction.

     The Merger is assumed to be consummated as of June 30, 1996, for purposes of the pro forma condensed balance sheet and the pro forma condensed statements of income. The pro forma condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated as of the dates indicated, nor are they necessarily indicative of future operating results or financial position.

     DBT's fiscal year coincides with the calendar year and Patlex's fiscal year ends on June 30. The pro forma condensed financial statements are derived from and should be read in conjunction with DBT's historical audited and unaudited financial statements and Patlex's historical audited and unaudited financial statements (which, because Patlex's fiscal year ended June 30, have been recast to conform to DBT's fiscal year ending December 31) included elsewhere in this Form 8-K.

                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                 (IN THOUSANDS)


                                                                       JUNE 30, 1996
                                                  -------------------------------------------------------
                                                     DBT           PATLEX        PRO FORMA      PRO FORMA
                                                  HISTORICAL     HISTORICAL     ADJUSTMENTS     COMBINED
                                                  ----------     ----------     -----------     ---------
ASSETS
Current assets:
Cash and cash equivalents.......................   $    818       $  7,648        $    --        $ 8,466
Accounts and notes receivable, net..............      1,376          1,240             --          2,616
Receivables from related parties................        281             --             --            281
Prepaid expenses................................        360             79             --            439
                                                    -------        -------          -----        -------
     Total current assets.......................      2,835          8,967             --         11,802
Property and equipment, net.....................      4,985             29             --          5,014
Investment in patents, less accumulated
  amortization..................................         --         13,994         (2,338)(a)     14,197
                                                                                    2,541(b)
Other assets....................................        526             --             --            526
                                                    -------        -------          -----        -------
          Total assets..........................   $  8,346       $ 22,990        $   203        $31,539
                                                    =======        =======          =====        =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable, accrued expenses, and
  other current liabilities.....................   $  1,372       $    714        $    --        $ 2,086
Current portion of long-term debt and
  bank line of credit...........................      2,030             --             --          2,030
Due to other laser patents interest holders.....         --          1,798             --          1,798
Current and deferred income taxes...............        128          1,425             --          1,553
                                                    -------        -------          -----        -------
     Total current liabilities..................      3,530          3,937             --          7,467
Notes payable to bank...........................         --             --             --             --
Long-term debt, less current portion............      2,066             --             --          2,066
Deferred income taxes...........................         --          3,728            972(b)       4,700
                                                    -------        -------          -----        -------
          Total liabilities.....................      5,596          7,665            972         14,233
Stockholders' equity:
Common stock....................................          2            256            549(c)         807
Capital in excess of par value..................      3,871         12,873         (2,338)(a)     17,622
                                                                                    2,196 (b)
                                                                                    1,569(b)
                                                                                     (549)(c)
Retained earnings (deficit).....................     (1,123)         2,196         (2,196)(b)     (1,123)
                                                    -------        -------          -----        -------
     Total stockholders' equity.................      2,750         15,325           (769)        17,306
                                                    -------        -------          -----        -------
          Total liabilities and stockholders'
            equity..............................   $  8,346       $ 22,990        $   203        $31,539
                                                    =======        =======          =====        =======


                See notes to unaudited pro forma condensed balance sheet.

              NOTES TO UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)

(a) Adjustment to record elimination of the intangible resulting from the merger with AFG, when Patlex recorded the net deferred tax liability resulting from the differences between the financial and tax reporting bases of Patlex's assets and liabilities. DBT as the acquiror in the Patlex/DBT merger would assign value only to intangibles which can be identified and named.

(b) Adjustments to record the elimination of Patlex's retained earnings and effects of the acquisition:


             Fair value of Patlex's outstanding Common Shares 2,527,049
              shares at $5.25 per share (market value)......................   $13,267
             Fair value of outstanding options to purchase 420,665 shares...       589
             Transaction costs..............................................       700
                                                                               -------
                  Total purchase price......................................    14,556
             Carrying value of Patlex's net assets..................  15,325
                  Less: Intangible recorded in connection with
                    Patlex's adoption of SFAS 109...................   2,338    12,987
                                                                      ------   -------
             Excess of cost, over carrying value of net assets..............   $ 1,569
                                                                               =======
             Allocation of excess to:
                  Investment in Patents.....................................   $ 2,541
                  Deferred income taxes.....................................       972
                                                                               -------
                                                                               $ 1,569
                                                                               =======

    Patlex has not completed the determination of the fair values of its net assets. However, Patlex believes the final valuation, particularly of its Investments in Patents, will not result in material differences.

(c) Adjustment to restate DBT's historical stockholder's equity (a recapitalization) to reflect the Patlex common shares which will be outstanding immediately following the merger.

               UNAUDITED PRO FORMA CONDENSED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                SIX MONTHS ENDED JUNE 30, 1996
                                                   ------------------------------------------------------
                                                      DBT           PATLEX       PRO FORMA      PRO FORMA
                                                   HISTORICAL     HISTORICAL     ADJUSTMENTS    CONDENSED
                                                   ----------     ----------     ----------     ---------
Net laser patents royalties......................    $   --         $4,315          $  --        $ 4,315
Revenues.........................................     7,139             --             --          7,139
                                                     ------        -------          -----        -------
          Total royalties and revenues...........     7,139          4,315             --         11,454
                                                     ------        -------          -----        -------
Costs and expenses:
  Costs and expenses applicable to revenues......     3,415             --             --          3,415
  General and administrative.....................     1,619          1,291             --          2,910
  Selling and promotion..........................       805             --             --            805
  Research and development costs.................       984             --             --            984
  Amortization of patents........................        --            889             10(a)         899
                                                     ------        -------          -----        -------
          Total costs and expenses...............     6,823          2,180             10          9,013
                                                     ------        -------          -----        -------
Operating income.................................       316          2,135            (10)         2,441
                                                     ------        -------          -----        -------
Other income (deductions):
  Interest income................................        18            161             --            179
  Interest expense...............................      (120)           (34)            --           (154)
  Other net......................................        --             55             --             55
                                                     ------        -------          -----        -------
          Total other income (deductions), net...      (102)           182             --             80
                                                     ------        -------          -----        -------
Earnings before income taxes.....................       214          2,317            (10)         2,521
Provision for income taxes.......................       (62)         1,153              4(b)      (1,211)
                                                     ------        -------          -----        -------
Net earnings.....................................    $  152         $1,164          $  (6)       $ 1,310
                                                     ======        =======          =====        =======
Earnings per share...............................    $(0.09)        $ 0.41                       $  0.16
                                                     ======        =======                       =======
Weighted average common and
  common equivalent shares (in thousands)........     1,736          2,875                         8,387
                                                     ======        =======                       =======


       See notes to unaudited pro forma condensed statement of income.

               UNAUDITED PRO FORMA CONDENSED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                YEAR ENDED DECEMBER 31, 1995
                                                   ------------------------------------------------------
                                                      DBT           PATLEX       PRO FORMA      PRO FORMA
                                                   HISTORICAL     HISTORICAL     ADJUSTMENTS    CONDENSED
                                                   ----------     ----------     ----------     ---------
Net laser patents royalties......................   $     --       $  7,018        $   --        $ 7,018
Revenues.........................................      8,076             --            --          8,076
                                                    --------        -------         -----       --------
          Total royalties and revenues...........      8,076          7,018            --         15,094
                                                    --------        -------         -----       --------
Cost and expenses:
  Costs and expenses applicable to revenues......      3,372             --            --          3,372
  General and administrative.....................      1,908          1,652            --          3,560
  Selling and promotion..........................      1,026             --            --          1,026
  Research and development costs.................      1,017             --            --          1,017
  Amortization of patents........................         --          1,777           167(a)       1,944
                                                    --------        -------         -----       --------
          Total costs and expenses...............      7,323          3,429           167         10,919
                                                    --------        -------         -----       --------
Operating income.................................        753          3,589          (167)         4,175
                                                    --------        -------         -----       --------
Other income (deductions):
  Interest income................................         32            244            --            276
  Interest expense...............................       (108)          (139)           --           (247)
  Other net......................................         --             90            --             90
  Loss on IRB transaction........................     (1,660)            --            --         (1,660)
                                                    --------        -------         -----       --------
          Total other income (deductions), net...     (1,736)           195            --         (1,541)
                                                    --------        -------         -----       --------
Earnings (loss) before income taxes..............       (983)         3,784          (167)         2,634
Provision for income taxes.......................       (209)        (1,790)           67(b)      (1,932)
                                                    --------        -------         -----       --------
Net earnings (loss)..............................   $ (1,192)      $  1,994        $ (100)       $   702
                                                    ========        =======         =====       ========
Earnings (loss) per share........................   $  (0.79)      $   0.77                      $  0.09
                                                    ========        =======                     ========
Weighted average common and
  common equivalent shares (in thousands)........      1,515          2,576                        8,039
                                                    ========        =======                     ========

             See notes to pro forma condensed statement of income.

          NOTES TO UNAUDITED PRO FORMA CONDENSED STATEMENTS OF INCOME

(a) Adjustment to record increase in amortization due to increase in Investment in Patents resulting from the excess of the fair market value of the Patlex Common Shares over carrying value of net assets of Patlex.

(b) Adjustment to record tax effect of effect of amortization of Investment in Patents.